As filed with the Securities and Exchange Commission on July 8, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1572822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 North Wall Street

Spokane, Washington 99201

(Address of Principal Executive Offices) (Zip Code)

Sterling Financial Corporation 2011 Employee Stock Purchase Plan

(Full title of the plan)

Andrew J. Schultheis, General Counsel

Sterling Financial Corporation

111 North Wall Street

Spokane, Washington 99201

(509) 458-3711

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Richard A. Repp, Esq.

Witherspoon, Kelley, Davenport

& Toole, P.S.

West 422 Riverside Avenue, Suite 1100

Spokane, Washington 99201

(509) 624-5265

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, having no par value per share	2,000,000	N/A	$33,430,000	$3,881

(1)	Consists of common shares (the “Common Stock”) of Sterling Financial Corporation, a Washington corporation (“Sterling” or “Registrant”) that are issuable under the Sterling Financial Corporation 2011 Employee Stock Purchase Plan (the “Plan”). This Registration Statement shall also cover an indeterminable number of shares of Common Stock that may hereafter become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Calculated in accordance with Rule 457(c) and 457(h) under the Securities Act by multiplying the average of the high and low sales prices for Sterling common stock, as reported on the Nasdaq Capital Market on July 7, 2011, by the estimated maximum number of shares of Sterling common stock that may be issued pursuant to the Plan.
(3)	Calculated in accordance with Rule 457(h) under the Securities Act by multiplying the proposed maximum aggregate offering price by .00011610.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference:

(a)	Sterling’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”);

(b)	Sterling’s Definitive Proxy Statement on Schedule 14A filed on March 17, 2011;

(c)	Sterling’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 the “First Quarter Form 10-Q”);

(d)	Sterling’s Current Reports on Form 8-K filed on January 13, 2011; February 3 and 17, 2011; March 17 and 30, 2011; April 25, 2011; and May 12, 2011;

(e)	Sterling’s Registration Statement on Form 8-A filed on April 15, 2010, as amended on December 12, 2010; and

(f)	The description of Sterling’s Common Stock contained in its registration statement on Form S-1 (Registration No. 333-169579) filed on September 24, 2010, as amended on November 3, 2010 and November 8, 2010, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

All documents filed by Sterling pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable

Item 5.	Interests of Named Experts and Counsel.

Not Applicable

Item 6.	Indemnification of Directors and Officers.

Section 23B.08.570 of the Washington Business Corporation Act authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors, officers, employees and other agents of the corporation (“Agents”) in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

Our Board of Directors has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 23B.08.570 of the Washington Business Corporation Act, and Article XI of our Amended and Restated Articles of Incorporation and Article X of our Amended and Restated Bylaws authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the Washington Business Corporation Act, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the Washington Business Corporation Act. In addition, we maintain a directors and officers liability insurance policy that insures directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.	Exemption From Registration Claimed.

Not Applicable

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 4.2 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated September 21, 2009, and incorporated by reference herein.

4.3	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.4	Articles of Amendment to Sterling’s Restated Articles of Incorporation eliminating par value of Sterling Common Stock. Filed as Exhibit 3.2 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.5	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B. Filed as Exhibit 3.3 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.6	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series D. Filed as Exhibit 3.4 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.7	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 3.7 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-1, dated November 3, 2010, and incorporated by reference herein.

4.8	Articles of Amendment to Sterling’s Restated Articles of Incorporation reducing the authorized shares of common stock. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated November 18, 2010, and incorporated by reference herein.

4.9	Articles of Amendment to Sterling’s Restated Articles of Incorporation regarding certain transfer restrictions. Filed as Exhibit 3.9 to Sterling’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein.

4.10	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated April 25, 2011, and incorporated by referenced herein.

4.11	Form of Common Stock Certificate. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated July 20, 2009, and incorporated by reference herein.

4.12	Shareholder Rights Plan, dated as of April 14, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Articles of Amendment to the Restated Articles of Incorporation of Sterling (Series E Participating Cumulative Preferred Stock) as Exhibit A, the Summary of Terms of the Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on April 15, 2010, and incorporated by reference herein.

4.13	First Amendment to Shareholder Rights Plan, dated as of December 8, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, as Rights Agent. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on December 10, 010 and incorporated by reference herein.

4.14	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors, L.P. Filed as Exhibit 4.7 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.15	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Warburg Pincus Private Equity X, L.P. Filed as Exhibit 4.8 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.16	Amended and Restated Warrant to purchase shares of Sterling Common Stock, dated August 26, 2010 and issued to the United States Department of the Treasury. Filed as Exhibit 4.9 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.17	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO USA, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	Sterling Financial Corporation 2011 Employee Stock Purchase Plan. Filed herewith.

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Sterling pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of Sterling’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Sterling pursuant to the foregoing provisions, or otherwise, Sterling has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Sterling of expenses incurred or paid by a director, officer or controlling person of Sterling in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Sterling will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Sterling certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on July 8, 2011.

STERLING FINANCIAL CORPORATION

By	/s/ J. Gregory Seibly
Name: J. Gregory Seibly Title: President and Chief Executive Officer

Power Of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Gregory Seibly, Patrick J. Rusnak and Andrew J. Schultheis, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Gregory Seibly J. Gregory Seibly	President and Chief Executive Officer	July 8, 2011

/s/ Patrick J. Rusnak Patrick J. Rusnak	Executive Vice President and Principal Financial Officer	July 8, 2011

/s/ Robert G. Butterfield Robert G. Butterfield	Senior Vice President, Controller and Principal Accounting Officer	July 8, 2011

/s/ Howard P. Behar Howard P. Behar	Director	July 8, 2011

/s/ Leslie S. Biller Leslie S. Biller	Chairman of the Board	July 8, 2011

Signature	Title	Date

/s/ Ellen R.M. Boyer Ellen R.M. Boyer	Director	July 8, 2011

/s/ David A. Coulter David A. Coulter	Director	July 8, 2011

/s/ Robert C. Donegan Robert C. Donegan	Director	July 8, 2011

/s/ C. Webb Edwards C. Webb Edwards	Director	July 8, 2011

/s/ William L. Eisenhart William L. Eisenhart	Director	July 8, 2011

/s/ Robert H. Hartheimer Robert H. Hartheimer	Director	July 8, 2011

/s/ Scott L. Jaeckel Scott L. Jaeckel	Director	July 8, 2011

/s/ Michael F. Reuling Michael F. Reuling	Director	July 8, 2011

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Sterling. Filed as Exhibit 4.1 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated May 8, 2009, and incorporated by reference herein.

4.2	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 4.2 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-3 dated September 21, 2009, and incorporated by reference herein.

4.3	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series C. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.4	Articles of Amendment to Sterling’s Restated Articles of Incorporation eliminating par value of Sterling Common Stock. Filed as Exhibit 3.2 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.5	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series B. Filed as Exhibit 3.3 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.6	Articles of Amendment to Sterling’s Restated Articles of Incorporation designating Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series D. Filed as Exhibit 3.4 to Sterling’s Current Report on Form 8-K dated August 30, 2010, and incorporated by reference herein.

4.7	Articles of Amendment to Sterling’s Restated Articles of Incorporation increasing the authorized shares of common stock. Filed as Exhibit 3.7 to Sterling’s Amendment No. 1 to the Registration Statement on Form S-1, dated November 3, 2010, and incorporated by reference herein.

4.8	Articles of Amendment to Sterling’s Restated Articles of Incorporation reducing the authorized shares of common stock. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated November 18, 2010, and incorporated by reference herein.

4.9	Articles of Amendment to Sterling’s Restated Articles of Incorporation regarding certain transfer restrictions. Filed as Exhibit 3.9 to Sterling’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated by reference herein.

4.10	Amended and Restated Bylaws of Sterling. Filed as Exhibit 3.1 to Sterling’s Current Report on Form 8-K dated April 25, 2011, and incorporated by referenced herein.

4.11	Form of Common Stock Certificate. Filed as Exhibit 4.3 to Sterling’s Registration Statement on Form S-3 dated July 20, 2009, and incorporated by reference herein.

4.12	Shareholder Rights Plan, dated as of April 14, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Articles of Amendment to the Restated Articles of Incorporation of Sterling (Series E Participating Cumulative Preferred Stock) as Exhibit A, the Summary of Terms of the Rights Agreement as Exhibit B and the Form of Right Certificate as Exhibit C. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on April 15, 2010, and incorporated by reference herein.

4.13	First Amendment to Shareholder Rights Plan, dated as of December 8, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, as Rights Agent. Filed as Exhibit 4.1 to Sterling’s Current Report on Form 8-K filed on December 10, 010 and incorporated by reference herein.

4.14	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P. and THL Sterling Equity Investors, L.P. Filed as Exhibit 4.7 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.15	Form of Warrant to Purchase Shares of Sterling Common Stock, dated August 26, 2010 and issued to Warburg Pincus Private Equity X, L.P. Filed as Exhibit 4.8 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.16	Amended and Restated Warrant to purchase shares of Sterling Common Stock, dated August 26, 2010 and issued to the United States Department of the Treasury. Filed as Exhibit 4.9 to Sterling’s Registration Statement on Form S-1 dated September 24, 2010, and incorporated by reference herein.

4.17	Sterling has outstanding certain long-term debt. None of such debt exceeds ten percent of Sterling’s total assets; therefore, copies of the constituent instruments defining the rights of the holders of such debt are not included as exhibits. Copies of instruments with respect to such long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Witherspoon, Kelley, Davenport & Toole, P.S. Filed herewith.

23.1	Consent of BDO USA, LLP. Filed herewith.

23.2	Consent of Witherspoon, Kelley, Davenport & Toole, P.S. (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of attorney (set forth on the signature pages to the Registration Statement).

99.1	Sterling Financial Corporation 2011 Employee Stock Purchase Plan. Filed herewith.